                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)              May 22, 2002
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                      FIRST USA BANK, NATIONAL ASSOCIATION
                           (Originator of the Issuer)

                       FIRST USA CREDIT CARD MASTER TRUST
                     (Issuer of the Collateral Certificate)

                            BANK ONE ISSUANCE TRUST)
                              (Issuer of the Notes)
             (Exact name of registrant as specified in its charter)

      Laws of the United States                      333-67076                        51-0269396
      -------------------------                      ---------                        ----------
   (State or other jurisdiction of           (Commission File Number)       (IRS Employer Identification
    incorporation or organization)                                                     Number)

201 North Walnut Street, Wilmington, Delaware                                                    19801
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(Address of principal executive offices)                                                      (Zip Code)

                        (302)594-4000
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Registrant's telephone number, including area code

                                      N/A
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(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

        On May 22, 2002, the Bank One Issuance Trust, a Delaware statutory business trust (the "Trust") and First USA Bank, National Association (the "Bank"), a wholly owned subsidiary of BANK ONE CORPORATION, completed the securitization of approximately $1,000,000,000 of credit card receivables. The securitization consists of $1,000,000,000 Class A(2002-1) notes.

        The Class A(2002-1) notes are part of a series of notes called the ONEseries. The ONEseries will consist of Class A notes, Class B notes and Class C notes. The Class A(2002-1) notes are a tranche of the Class A notes of the ONEseries.

        The Bank services the receivables that are included in the securitization and will continue to service the accounts associated with such receivables following the securitization.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as a part of this report:

(1.1a)   Class A(2002-1) Underwriting Terms Agreement

(4.13) Class A(2002-1) Terms Document dated as of May 22, 2002 between Bank One Issuance Trust as Issuer and Wells Fargo Bank Minnesota, National Association as Indenture Trustee and Collateral Agent.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST USA BANK, NATIONAL ASSOCIATION, as
                                    Originator of the First USA Credit Card
                                    Master Trust and Bank One Issuance Trust and as Co-Registrant and as Servicer on behalf of the First USA Credit Card Master Trust and Bank One Issuance Trust


                                    By: /s/ Stephen R. Etherington
                                        ----------------------------------------
                                        Name:  Stephen R. Etherington
                                        Title: First Vice President

Date: June 17, 2002
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